EXHIBIT Q
                                                                      ---------


                           SILVER POINT FINANCE, LLC
                        TWO GREENWICH PLAZA, FIRST FLOOR
                              GREENWICH, CT 06830


                                 March 23, 2007


                               COMMITMENT LETTER
                 $175 MILLION SENIOR SECURED CREDIT FACILITIES



APN Holding Company

c/o Harbinger Capital Partners Master Fund I, Ltd.
c/o Harbinger Capital Partners Special Situations Fund, L.P.
555 Madison Avenue, 16th Floor
New York, New York  10022
Attention:  Mr. David Maura

Ladies and Gentlemen:

     In accordance with our recent discussions with APN Holding Company ("COMPANY"), a company formed by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, "SPONSOR") and the sole owner of Applica Incorporated ("APPLICA"), set forth on Attachment A hereto is an outline of the terms and conditions pursuant to which Silver Point Finance, LLC (acting individually or through one or more of its affiliates) ("SILVER POINT") is pleased to advise you of its commitment to provide financing in support of the proposed merger (the "MERGER") of the Company with a special purpose subsidiary ("SALTON SUB") of Salton, Inc. ("SALTON") (Salton and the Company and all of their respective subsidiaries, the "COMBINED ENTITY"). Silver Point understands that Company and Salton would like to arrange (a) financing in order to (i) refinance all of the Combined Entity's existing indebtedness (other than indebtedness in the aggregate amount of at least $100 million (comprised of principal, accrued interest and any premiums thereon) held by the Sponsor and its affiliates as of the date hereof, which shall be converted into or exchanged for preferred stock of Salton) and repurchase all existing preferred stock, (ii) finance working capital needs in North America with the North American ABL Facility (as hereinafter defined),
(iii) consummate the Merger and (iv) pay fees and expenses associated with such transactions, and (b) financing in order to (i) refinance all of the existing indebtedness of Salton Europe Ltd. (the "UK BORROWER") and its subsidiaries and
(ii) finance the UK Borrower's working capital needs in England (collectively clauses (a) and (b), together with the acquisition of Applica on January 23, 2007, the "TRANSACTION"). This letter establishes terms and conditions under which Silver Point commits to provide (a) to certain US entities that are affiliates of the Combined Entities mutually agreed upon by the Company and Silver Point a senior secured credit facility (the "U.S. FACILITY") and (b) to the UK Borrower a senior secured credit facility (the "UK FACILITY"; and together with the U.S. Facility, the "FACILITY") in an aggregate amount equal to $175 million (the "FACILITY AMOUNT"), the allocation of the Facility Amount

APN Holding Company
March 23, 2007
Page 2


between the U.S. Facility and the UK Facility to be designated as provided in Attachment A.

     Silver Point's commitment to provide the U.S. Facility and the UK Facility shall be subject in all respects to satisfaction of the terms and conditions contained in this commitment letter, in Attachment A and in the interest and fee letter dated the date hereof between the parties hereto (the "INTEREST AND FEE LETTER") and the receipt by Silver Point of a satisfactory letter agreement (the "SPONSOR LETTER") from Sponsor. You and we each agree to negotiate in good faith to finalize loan documentation required for the U.S. Facility and the UK Facility following the execution and delivery of this commitment letter.

     Please note, moreover, that the terms and conditions of the proposed Facility are not limited to those set forth herein or in Attachment A. Matters not covered or made clear herein or in Attachment A are subject to mutual written agreement of the parties.

COSTS AND EXPENSES

     In consideration of this commitment and recognizing that, in connection herewith, Silver Point is incurring costs and expenses and allocating internal resources (including, without limitation, fees and disbursements of counsel, filing and recording fees, costs and expenses of due diligence, transportation, duplication, messenger, appraisal, audit, and consultant costs and expenses), Company hereby agrees to pay or reimburse Silver Point for all such costs and expenses (collectively, "EXPENSES"), regardless of whether any of the transactions contemplated hereby are consummated. Company also agrees to pay all Expenses of Silver Point (including, without limitation, fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.

CONFIDENTIALITY AND ARMS LENGTH

     By accepting this commitment letter, Company agrees that this commitment letter (including Attachment A) is for its confidential use only and that neither its existence nor the terms hereof will be disclosed by Company to any person; PROVIDED, HOWEVER, that Company may disclose the existence of this commitment letter and/or the terms hereof, including the Interest and Fee Letter, to its and Salton's respective officers, directors, employees, accountants, attorneys and other advisors, in each case, on a "need-to-know" basis in connection with the transactions contemplated hereby and on the same confidential basis as provided herein. The foregoing notwithstanding, following the return to us of a counterpart of this commitment letter and the Interest and Fee Letter, in each case executed by Company and subject to compliance with the provisions hereof and thereof, (i) the Company may file a copy of this letter (but for clarity not the Interest and Fee Letter) in any public record in which it is required by law to be filed and may make such other public disclosures of the terms and conditions of this letter (but for clarity not the Interest and Fee Letter) as Company is required by law, in the opinion of its counsel, to make and (ii) the Company and/or Salton may disclose a summary of Attachment A hereto as well as the interest rates described in the Interest and Fee Letter but no other term set forth herein or therein as the Company and/or Salton is required by law, in the opinion of its counsel, to make, in each

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APN Holding Company
March 23, 2007
Page 3


case, subject to prior review and approval by Silver Point of such disclosure (such approval not to be unreasonably withheld).

     After the closing date, you agree that we may, at our expense, and in consultation with you, publicly announce as we may choose the capacities in which we or our respective affiliates have acted in connection with the Facility.

     In connection with all aspects of each transaction contemplated by this commitment letter, you acknowledge and agree that: (a) the Facility and any related arranging or other services described in this commitment letter is an arm's-length commercial transaction between you, Salton and your respective affiliates, on the one hand, and Silver Point, on the other hand, and you and Salton are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this commitment letter; (b) in connection with the process leading to such transaction, Silver Point is and has been acting solely as a principal and is not the financial advisor or fiduciary for you, Sponsor, Salton, Applica or any respective affiliates, stockholders, creditors or employees or any other party;
(c) Silver Point has not assumed nor will it assume an advisory or fiduciary responsibility in your, Sponsor's, Salton's, Applica's or any respective affiliates' favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether Silver Point has advised or is currently advising you, Sponsor, Salton, Applica or any respective affiliates on other matters) and Silver Point has no obligation to you, Sponsor, Salton, Applica or any respective affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this letter and the definitive credit documentation; (d) Silver Point and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours, Sponsor's, Salton's, Applica's or any respective affiliates' interests and Silver Point has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) Silver Point has not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you, Sponsor, Salton, Applica and any respective affiliate have consulted with such entity's own legal, accounting, regulatory and tax advisors to the extent deemed appropriate by such entity. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against Silver Point with respect to any breach or alleged breach of fiduciary duty.

INFORMATION

     In issuing this commitment letter, Silver Point is relying on the accuracy of the information furnished by or on behalf of you, Sponsor, Salton, Applica, or any respective affiliate or representative of such entity, without independent verification thereof. You hereby represent and warrant that (a) all information, other than Projections (as defined below) and information of a general economic or industry specific nature, that has been or is hereafter made available to Silver Point (including information provided both prior to and after the acquisition of Applica by the Company) by you, Sponsor, Salton, Applica or any respective affiliate or representative (or on your or such entity's behalf) in connection with any aspect of the Transaction taken as a whole, (the "INFORMATION") is and will be complete and correct as of the time

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APN Holding Company
March 23, 2007
Page 4


such information or statement was made in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made as of the time such information or statement was made, and (b) all financial projections, budgets and estimates concerning the Combined Entity, Applica or Salton (or any subsidiaries, and including information provided both prior to and after the acquisition of Applica by the Company) that have been or are hereafter made available to Silver Point by you, Sponsor, Salton, Applica or any respective affiliate or representative (or on your or such entity's behalf) (the "PROJECTIONS") have been or will be prepared in good faith based upon reasonable assumptions at the time made. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the Closing Date and, if requested by us, for a reasonable period thereafter as is necessary to complete the syndication of the Facility (if any) so that the representation, warranty and covenant in the immediately preceding sentence remains correct on the Closing Date and on such later date on which the syndication of the Facility (if any) is completed. You agree that you will promptly notify us of any material change in circumstances that could be expected to call into question the Information or the continued reasonableness of any assumptions underlying the Projections. In issuing this commitment letter, you recognize and confirm that Silver Point (i) is and will be using and relying on the Information and the Projections (collectively, the "COMBINED INFORMATION") without independent verification thereof, (ii) does not assume responsibility for the accuracy or completeness of the Information or the Projections and such other information and (iii) will not be making any appraisal of any assets or liabilities of the Combined Entity.

SYNDICATION

     Silver Point commits to underwrite the Facility in its entirety. Silver Point may, in consultation with Company, syndicate the U.S. Facility and/or the UK Facility (or any portion of either) to additional lenders with a corresponding reduction in Silver Point's share of the Facility. Silver Point will, in consultation with Company, manage all aspects of any syndication, including the timing of all offers to potential lenders and the acceptance of commitments, the amount offered, any titles that are offered and the compensation or fees provided.

     You agree to, and agree to cause Sponsor and Salton and its subsidiaries to, take such commercially reasonable actions as Silver Point may reasonably request from time to time to actively assist Silver Point in forming a syndicate (if any) for the U.S. Facility and/or the UK Facility (or any portion of either) including, without limitation, (a) you and your advisors promptly providing, and causing the Sponsor, the Sponsor's advisors and Salton and Salton's advisors, to promptly provide, Silver Point with all information reasonably deemed necessary by Silver Point to successfully complete such syndication(s); (b) you (and your respective subsidiaries) and Sponsor and Salton and its subsidiaries assisting in the preparation of information memorandum(s), lender presentation(s) and other marketing materials to be used

APN Holding Company
March 23, 2007
Page 5


in connection with such syndication(s) (if any); (c) you, Sponsor and Salton using commercially reasonable efforts to ensure that the syndication efforts of Silver Point benefit materially from your, Sponsor's and Salton's existing banking relationships; and (d) you, Sponsor and Salton otherwise assisting Silver Point in its syndication efforts, including by making your management available from time to time to participate in rating agency meetings, lender meetings and other communications with potential lenders at such times and places as Silver Point may reasonably request.

EXCLUSIVITY

     From and after your acceptance hereof, Company hereby agrees to work exclusively with Silver Point to accomplish the Facility and agrees that, unless each of the conditions precedent contained in this commitment letter, in Attachment A hereto and in the Interest and Fee Letter have been satisfied (other than conditions precedent not in the Company's control after the Company has used commercially reasonable efforts to have such conditions satisfied, provided in such a circumstance that if the Company or one of its affiliates subsequently enters into a letter of intent, commitment letter, loan agreement or other agreement for debt financing with another lender or funding source in connection with an alternative financing to the Facility, the Company shall immediately pay in cash to Silver Point a fee equal to 1.50% times the Facility Amount) and Silver Point nevertheless fails to fund the Facility as contemplated herein and in Attachment A, it will not, directly or indirectly, accept a proposal or commitment from another lender or funding source in connection with an alternative financing to the Facility, or otherwise permit or encourage another person to conduct due diligence in connection with an alternative financing to the Facility. It is understood and agreed that such activities with regards to a five-year $250 million credit facility, secured solely by a first lien security interest in accounts receivables, inventory and the proceeds thereof located in the United States, Canada and Puerto Rico (the "ABL COLLATERAL") and to be provided by a syndicate of lenders with Bank of America, N.A. or another institution reasonably satisfactory to Silver Point as agent (the "NORTH AMERICAN ABL FACILITY"), is not a breach of the foregoing obligations.

INDEMNIFICATION

     Company agrees to indemnify and hold harmless Silver Point, and each of its affiliates and each of its respective officers, directors, employees, agents, advisors, attorneys and representatives (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to this commitment letter, the Interest and Fee Letter or the transactions contemplated hereby, or any use made or proposed to be made with the proceeds of the Facility, irrespective of whether the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability, or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to Company, Sponsor, Salton or any affiliates for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable

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APN Holding Company
March 23, 2007
Page 6


judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages.

GOVERNING LAW.

     This commitment letter shall be governed by, and construed in accordance with, the law of the State of New York. Each of the parties hereto consents to the jurisdiction and venue of the federal and/or state courts located within the City of New York. This commitment letter, together with the Interest and Fee Letter, sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. This commitment letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same letter. Delivery of an executed counterpart of a signature page to this letter by fax or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this letter. This commitment letter is not assignable by you without our prior written consent and is intended solely for the benefit of the parties hereto and the Indemnified Parties. Nothing herein, express or implied, is intended to or shall confer upon any other third party any legal or equitable right, benefit, standing or remedy of any nature whatsoever under or by reason of this commitment letter.

WAIVER OF JURY TRIAL

     Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this letter or the transactions contemplated by this letter or the actions of Silver Point or any of its affiliates in the negotiation, performance, or enforcement of this letter or the Interest and Fee Letter.

     Please indicate your acceptance of the provisions hereof by signing the enclosed copy of this letter and returning it, together with a signed copy of the Interest and Fee Letter and the fees payable pursuant to the Interest and Fee Letter, to us at or before 6:00 p.m. (Eastern Time) on or before March 23, 2007. If you elect to deliver this letter by fax or other electronic transmission, please arrange for the executed original to follow by next-day courier.

     All respective commitments and undertakings of Silver Point under this commitment letter will expire at 6:00 p.m. (New York City time) on March 23, 2007, unless you execute this commitment letter and the Interest and Fee Letter and pay the fees payable as provided herein and therein and the Sponsor executes the Sponsor Letter. Thereafter, all accepted commitments and undertakings of Silver Point hereunder will expire on the earliest of (a) July 31, 2007, unless the closing date of the Facility occurs on or prior thereto,
(b) the closing of the Merger or (c) the abandonment or termination of any of the definitive documentation for the Merger. In addition, all accepted commitments and undertakings of Silver Point hereunder may be terminated by us if you fail to perform your obligations under this commitment letter or the Interest and Fee Letter on a timely basis.

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APN Holding Company
March 23, 2007
Page 7


     The provisions of this commitment letter regarding Costs and Expenses, Confidentiality and Arms Length, Indemnification, Governing Law, Exclusivity, and Waiver of Jury Trial and the Interest and Fee Letter shall remain in full force and effect regardless of whether any definitive documentation for the Facility shall be executed and delivered and notwithstanding the termination of this commitment letter or any commitment or undertaking of Silver Point hereunder. Except as provided in the previous sentence, your obligations under this commitment letter (other than in respect of Information and Syndication as provided herein) shall automatically terminate and be superseded by the provisions of the credit documentation upon the initial funding thereunder and the payment of all amounts owing at such time hereunder, and you shall automatically be released from all liability in connection therewith at such time.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                           Very truly yours,

                                           SILVER POINT FINANCE, LLC



                                           By:    /s/ Richard Petrilli
                                                  ----------------------
                                           Name:  RICHARD PETRILLI
                                           Title: AUTHORIZED SIGNATORY



ACCEPTED AND AGREED TO
as of March 23, 2007

APN HOLDING COMPANY

By: /s/ Philip Falcone
    ------------------
Name:
    ------------------
Title:
      ----------------

                       ATTACHMENT A TO COMMITMENT LETTER

    SUMMARY OF TERMS AND CONDITIONS OF THE SENIOR SECURED CREDIT FACILITIES

         SET FORTH BELOW IS A SUMMARY OF THE PRINCIPAL TERMS AND CONDITIONS OF THE U.S. FACILITY AND THE UK FACILITY AND THE DOCUMENTATION RELATED THERETO. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS SET FORTH IN THE COMMITMENT LETTER TO WHICH THIS SUMMARY OF TERMS AND CONDITIONS IS ATTACHED AND OF WHICH IT FORMS A PART.

I.    PARTIES

      STRUCTURE OF TRANSACTION          APN  Holding  Company  ("COMPANY"),   a
                                        company  formed  by  Harbinger  Capital
                                        Partners   Master  Fund  I,  Ltd.   and
                                        Harbinger   Capital   Partners  Special
                                        Situations  Fund,  L.P.  (collectively,
                                        "SPONSOR")   and  the  sole   owner  of
                                        Applica Incorporated ("APPLICA"),  will
                                        merge  (the  "MERGER")  with a  special
                                        purpose  subsidiary  ("SALTON  SUB") of
                                        Salton, Inc. ("SALTON"). Salton and the
                                        Company,  together  with  all of  their
                                        respective subsidiaries,  the "COMBINED
                                        ENTITY".

      BORROWERS                         With  respect to the U.S.  Facility (as
                                        defined  below),  certain  US  entities
                                        that are the Combined  Entities  and/or
                                        affiliates of the Combined  Entities to
                                        be mutually  agreed upon by the Company
                                        and the  Agent,  which  will  include a
                                        newly-formed,  wholly-owned  subsidiary
                                        of Salton  ("NEWCO") which will own all
                                        assets of  Salton  (other  than  assets
                                        that Agent  consents to as  immaterial,
                                        such  consent  not  to be  unreasonably
                                        withheld)   (collectively,   the  "U.S.
                                        BORROWERS").

                                        With  respect  to the UK  Facility  (as
                                        defined below), Salton Europe Ltd. or a
                                        special  purpose  finance company to be
                                        mutually agreed upon by the Company and
                                        the  Agent  (the  "UK  BORROWER";   and
                                        together with the U.S.  Borrowers,  the
                                        "BORROWERS").

      GUARANTORS                        With  respect  to  the  U.S.  Facility,
                                        Salton and all of  Salton's  direct and
                                        indirect domestic subsidiaries that are
                                        not U.S. Borrowers (the "U.S.  FACILITY
                                        GUARANTORS").

                                        With respect to the UK Facility, Salton
                                        and all of Salton's direct and indirect
                                        subsidiaries that are not UK Borrowers,
                                        except  for  such  direct  or  indirect
                                        subsidiaries   which   (i)  the   Agent
                                        determines in its sole  discretion  are
                                        not  material or (ii) the  guarantee by
                                        such  subsidiary  would  contravene the
                                        laws of such  guarantor's  jurisdiction
                                        of   organization   (the  "UK  FACILITY
                                        GUARANTORS"; and together with the U.S.
                                        Facility Guarantors,  the "GUARANTORS";
                                        the   U.S.   Borrowers   and  the  U.S.
                                        Facility Guarantors,  collectively, the
                                        "U.S. CREDIT PARTIES";  the UK Borrower
                                        and   the   UK   Facility   Guarantors,
                                        collectively,  the "UK CREDIT PARTIES";
                                        the  Borrowers   and  the   Guarantors,
                                        collectively, the "CREDIT PARTIES").

      AGENT Silver Point Finance, LLC or any other Lender designated by Silver Point (in such capacity, the "AGENT").

      LENDERS                           Silver Point, one or more of its
                                        affiliates,   and  other  lenders
                                        designated by Agent (collectively,  the
                                        "LENDERS")   provided   that   the   UK
                                        Facility  may  be  arranged  by  Silver
                                        Point through a bank or other financial
                                        institution in the UK.

      CLOSING DATE                      The   date   on   which   all   Initial
                                        Conditions  Set forth  herein have been
                                        satisfied and the initial funding under
                                        the Facilities has occurred, which date
                                        shall be on or before  July 31, 2007 or
                                        such later date as mutually agreed upon
                                        in writing  among the  Company  and the
                                        Agent (the "CLOSING DATE").

II.   U.S. FACILITY                     A  term  loan   facility   (the   "U.S.
                                        FACILITY"),  the amount of which  shall
                                        be     designated    in    the    final
                                        documentation  upon mutual agreement by
                                        the  Company  and the Agent  (the "U.S.
                                        FACILITY AMOUNT") (the loans thereunder
                                        the  "U.S.  LOAN").  The U.S.  Facility
                                        Amount and the UK  Facility  Amount (as
                                        hereinafter  defined)  shall equal $175
                                        million  in  aggregate.  The U.S.  Loan
                                        shall   be   repayable   in   principal
                                        installments   as   follows:   (1)   on
                                        February  28, 2008,  $15.0  million and
                                        (2) on June 30, 2008, $10.0 million. On
                                        the  five  year   anniversary   of  the
                                        Closing   Date  (the   "U.S.   FACILITY
                                        MATURITY DATE"),  the unpaid balance of
                                        the  U.S.   Facility  and  any  accrued
                                        interest  shall be due and  payable  in
                                        full.

      AVAILABILITY                      The U.S. Loan shall be made in a single
                                        drawing  on the  Closing  Date.  On the
                                        Closing Date, the outstanding U.S. Loan
                                        and  the   outstanding   UK  Loans  (as
                                        hereinafter  defined)  shall equal $175
                                        million in aggregate.

III.  UK FACILITY                       A   revolving   credit  and  term  loan
                                        facility (the "UK FACILITY")  comprised
                                        of  the  UK  Debtors  Facility,  the UK
                                        Revolving  Credit  Facility  and the UK
                                        Property  Term  Loan.  The UK  Facility
                                        shall  be  in  an  aggregate  principal
                                        amount which shall be designated in the
                                        final    documentation    upon   mutual
                                        agreement  by the Company and the Agent
                                        (the "UK FACILITY  AMOUNT")  (the loans
                                        thereunder, the "UK LOANS" and together
                                        with the U.S. Loan,  the "LOANS").  The
                                        U.S.   Facility   Amount   and  the  UK
                                        Facility   Amount   shall   equal  $175
                                        million  in  aggregate,   with  the  UK
                                        Facility Amount denominated in pounds.

      UK DEBTORS FACILITY               Lenders  will  purchase or lend against
                                        (at the Agent's sole discretion)  trade
                                        debt  from  the  UK  Borrower  under  a
                                        facility (the "UK DEBTORS FACILITY") in
                                        an  aggregate  amount   denominated  in
                                        pounds which shall be designated in the
                                        final    documentation    upon   mutual
                                        agreement by the Company and the Agent.
                                        Upon the date (the "UK DEBTORS FACILITY
                                        TRIGGER  DATE")  that is the earlier of
                                        (i) the first date on which the amounts
                                        outstanding   under   the  UK   Debtors
                                        Facility  are less than or equal to the
                                        UK   Debtors   Facility   Maximum   (as
                                        hereinafter  defined)  and (ii) October
                                        31, 2007, and  thereafter,  the amounts
                                        permitted   to   be   outstanding   and
                                        available  by  way  of  purchase  price
                                        shall not exceed 85% of eligible  trade
                                        debtors of the UK  Borrower  in England
                                        or other  jurisdictions  acceptable  to
                                        Agent,  or where  credit is  insured to
                                        the  satisfaction  of  Agent  (the  "UK
                                        DEBTORS FACILITY MAXIMUM") at any time.
                                        Upon  the  Closing  Date,   the  amount
                                        available  and drawn shall be an amount
                                        designated  in the final  documentation
                                        upon  mutual  agreement  by the Company
                                        and the Agent (for indicative  purposes
                                        only,    such   amount   is   currently
                                        estimated to be $25 million). After the
                                        Closing Date,  the Lenders shall not be
                                        obligated to make advances under the UK
                                        Debtors  Facility  until  after  the UK
                                        Debtors Facility Trigger Date.

      UK REVOLVING CREDIT FACILITY      A revolving  credit  facility  (the "UK
                                        REVOLVING  CREDIT  FACILITY")  will  be
                                        available,   in  an  aggregate   amount
                                        denominated  in pounds  which  shall be
                                        designated  in the final  documentation
                                        upon  mutual  agreement  by the Company
                                        and the Agent (the "UK REVOLVING CREDIT
                                        FACILITY  LIMIT").  Upon the date  (the
                                        "UK REVOLVING  CREDIT FACILITY  TRIGGER
                                        DATE")  that is the  earlier of (i) the
                                        first   date  on  which   the   amounts
                                        outstanding   under  the  UK  Revolving
                                        Credit  Facility are less than or equal
                                        to the  UK  Revolving  Credit  Facility
                                        Maximum (as  hereinafter  defined)  and
                                        (ii) October 31, 2007, and  thereafter,
                                        the amounts permitted to be outstanding
                                        and  available  shall  not  exceed  the
                                        lesser  of  (i)  75% of  the  value  of
                                        eligible   finished  stock  in  England
                                        owned by the UK Borrower, valued at the
                                        lower of cost or market  value (the "UK
                                        REVOLVING CREDIT FACILITY  MAXIMUM") or
                                        (ii) 85% of the net orderly liquidation
                                        value of such  stock.  Upon the Closing
                                        Date,  the amount  available  and drawn
                                        shall be an  amount  designated  in the
                                        final    documentation    upon   mutual
                                        agreement  by the Company and the Agent
                                        (for  indicative  purposes  only,  such
                                        amount is currently estimated to be $25
                                        million).  After the Closing Date,  the
                                        Lenders  shall not be obligated to make
                                        advances under the UK Revolving  Credit
                                        Facility  until after the UK  Revolving
                                        Credit Facility Trigger Date.

      UK PROPERTY TERM LOAN             A term loan  facility (the "UK PROPERTY
                                        TERM  LOAN") in an amount  equal to the
                                        lesser of (a) $10  million  (equivalent
                                        but  denominated in pounds) and (b) 75%
                                        of  the  fair   market   value  of  the
                                        property  owned  by  the  UK  Borrower,
                                        located in England  and  acceptable  to
                                        the Lenders.  The UK Property Term Loan
                                        shall be available on the Closing Date.

                                        The  UK  Property  Term  Loan  will  be
                                        repaid  in  consecutive  equal  monthly
                                        installments of principal commencing on
                                        the  first  day  of  the  first   month
                                        immediately succeeding the Closing Date
                                        and on the  first  day  of  each  month
                                        thereafter.  The amount of each monthly
                                        installment will be calculated based on
                                        a 60-month amortization, with the final
                                        installment  to be in the amount of the
                                        then outstanding  principal  balance of
                                        the UK  Property  Term  Loan  on the UK
                                        Credit Termination Date.

      UK MATURITY DATE                  The  UK   Debtors   Facility,   the  UK
                                        Revolving  Credit  Facility  and the UK
                                        Property Term Loan,  shall be repaid in
                                        full in cash on the  fifth  anniversary
                                        of the  Closing  Date  (the "UK  CREDIT
                                        TERMINATION DATE").

IV.   CERTAIN PAYMENT PROVISIONS

      FEES AND INTEREST RATES           As set  forth in the  Interest  and Fee
                                        Letter.

      OPTIONAL PREPAYMENTS AND          The  respective   Borrowers  may,  upon
      COMMITMENT                        prior written notice, (i) prepay the
      REDUCTIONS                        U.S. Facility or the  UK  Property Term
                                        Loan or  (ii)  reduce  the  commitments
                                        under the UK Debtors Facility or the UK
                                        Revolving Credit Facility,  in whole at
                                        any time or in part from time to time.

      MANDATORY PREPAYMENTS             With  respect  to  the  U.S.  Facility,
                                        customary     mandatory     prepayments
                                        (subject  to the  terms  of  the  North
                                        American  ABL  Facility  in  respect of
                                        asset sales of accounts  receivable and
                                        inventory  (other than in the  ordinary
                                        course of  business)  in North  America
                                        with  an  equivalent  reduction  in the
                                        amount  of the  commitments  under  the
                                        North  American ABL  Facility)  will be
                                        included  in the  Credit  Documentation
                                        (including,  without limitation,  in an
                                        amount  equal  to (a)  100%  of the net
                                        cash  proceeds  from the  incurrence of
                                        debt other than permitted debt, (b) 50%
                                        of  the  net  cash  proceeds  from  the
                                        issuance  of equity  (other than equity
                                        issued to Sponsor the proceeds of which
                                        are    used    to    fund     permitted
                                        acquisitions), (c) 100% of the net cash
                                        proceeds from the sale of assets (other
                                        than  inventory in the ordinary  course
                                        of business),  casualty events, receipt
                                        of tax refunds, and other extraordinary
                                        receipts  and  (d) 75% of  excess  cash
                                        flow   (as   defined   in  the   Credit
                                        Documentation)  commencing  with fiscal
                                        year ending June 30, 2008),  subject to
                                        customary  exceptions and  reinvestment
                                        provisions     to    be     negotiated.
                                        Application     of    such    mandatory
                                        prepayments  shall  be as set  forth in
                                        the Credit Documentation.

                                        With   respect  to  the  UK   Facility,
                                        customary mandatory prepayments will be
                                        included  in the  Credit  Documentation
                                        (including,  without limitation,  in an
                                        amount  equal  to 100% of the net  cash
                                        proceeds   from  the  sale  of  assets,
                                        casualty   events,   receipt   of   tax
                                        refunds,    and   other   extraordinary
                                        receipts),    subject   to    customary
                                        exceptions     to    be     negotiated.
                                        Application     of    such    mandatory
                                        prepayments  to be as set  forth in the
                                        definitive Credit Documentation.

V.    COLLATERAL                        The  obligations  of each  U.S.  Credit
                                        Party in respect  of the U.S.  Facility
                                        shall  be  secured  by (i) a  perfected
                                        second  priority  security  interest in
                                        the ABL Collateral  (which is otherwise
                                        subject  only  to  the  first  priority
                                        security interest in favor of the North
                                        American ABL  Facility,  which shall be
                                        the  only   collateral  for  the  North
                                        American  ABL  Facility);  and  (ii)  a
                                        perfected   first   priority   security
                                        interest  in  substantially  all of its
                                        other tangible and  intangible  assets,
                                        wherever  located  (including,  without
                                        limitation, intellectual property, real
                                        property, intercompany loans, licenses,
                                        permits    and    capital    stock    /
                                        shareholdings   (as   appropriate)  and
                                        other equity  interests in subsidiaries
                                        and  affiliates),  except for (x) those
                                        assets  as to  which  the  Agent  shall
                                        determine in its sole  discretion  that
                                        the costs of obtaining  such a security
                                        interest  are  excessive in relation to
                                        the  value  of  the   security   to  be
                                        afforded  thereby,  and (y) in the case
                                        of  foreign  jurisdictions,  subject to
                                        limitations of local law.

                                        The obligations of each Credit Party in
                                        respect  of the UK  Facility  shall  be
                                        secured  by  (i)  a  perfected   second
                                        priority  security  interest (or the UK
                                        equivalent)   in  the  ABL   Collateral
                                        (which is otherwise subject only to the
                                        first  priority  security  interest  in
                                        favor  of  the   North   American   ABL
                                        Facility,   which  shall  be  the  only
                                        collateral  for the North  American ABL
                                        Facility);  and (ii) a perfected  first
                                        priority  security  interest (or the UK
                                        equivalent) in substantially all of its
                                        other tangible and  intangible  assets,
                                        wherever  located  (including,  without
                                        limitation, intellectual property, real
                                        property, intercompany loans, licenses,
                                        permits,  capital stock / shareholdings
                                        (as   appropriate)   and  other  equity
                                        interests    in    subsidiaries     and
                                        affiliates  and  a  minimum   five-year
                                        license to the George Foreman  products
                                        and rights for Europe,  such license in
                                        form    and    substance     reasonably
                                        satisfactory to the Agent),  except for
                                        (x) those  assets as to which the Agent
                                        shall  determine in its sole discretion
                                        that  the  costs  of  obtaining  such a
                                        security   interest  are  excessive  in
                                        relation  to the value of the  security
                                        to be afforded thereby,  and (y) in the
                                        case of foreign jurisdictions,  subject
                                        to limitations of local law.

VI.   USE OF PROCEEDS                   The proceeds of the U.S. Facility shall
                                        be   used  on  the   Closing   Date  to
                                        refinance  a  portion  of the  Combined
                                        Entity's existing  indebtedness  (other
                                        than   indebtedness  in  the  aggregate
                                        amount   of  at  least   $100   million
                                        (comprised   of   principal,    accrued
                                        interest and any premiums thereon) held
                                        by the Sponsor and its affiliates as of
                                        the  date   hereof,   which   shall  be
                                        converted  into  or  exchanged  for  at
                                        least $100 million of  preferred  stock
                                        of  Salton)  in the  United  States and
                                        repurchase  preferred  stock and to pay
                                        fees   and    expenses    incurred   in
                                        connection  with  the  closing  of  the
                                        Transaction.

                                        The  proceeds  of the UK Loans shall be
                                        used  (i)  on  the   Closing   Date  to
                                        refinance all of the UK Borrower's  and
                                        its subsidiaries existing indebtedness,
                                        (ii)  on  the   Closing   Date  and  if
                                        necessary to refinance a portion of the
                                        Combined Entities existing indebtedness
                                        in  the  United  States  and  (iii)  to
                                        finance  the  UK   Borrower's   working
                                        capital needs in England.
VII.  CERTAIN CONDITIONS

      INITIAL CONDITIONS                The  availability  of the  Facility  is
                                        subject to the  satisfaction or written
                                        waiver of the following conditions:

                                        (a)  completion  of the Agent's  legal,
                                        environmental       and      collateral
                                        (including,  but not limited to,  field
                                        audits,  inventory  appraisals and real
                                        property  appraisals) due diligence and
                                        receipt of reports related thereto, the
                                        results   of   which   are   reasonably
                                        satisfactory  in form and  substance to
                                        the Agent;

                                        (b)  all  of the  Combined  Information
                                        shall be  complete  and  correct in all
                                        material  respects;   and  no  changes,
                                        occurrences or developments  shall have
                                        occurred,  and  no  new  or  additional
                                        information shall have been received or
                                        discovered  by the Agent  regarding the
                                        Company,   Applica,  Salton  and  their
                                        respective    subsidiaries    or    the
                                        Transaction   after  the  date  of  the
                                        Commitment   Letter   to   which   this
                                        Attachment A is attached  that,  either
                                        individually or in the aggregate, could
                                        reasonably   be   expected  to  have  a
                                        Material  Adverse  Effect  (as  defined
                                        below);

                                        (c)   availability   under   the  North
                                        American ABL Facility at closing,  on a
                                        pro forma basis after giving  effect to
                                        the initial  use of proceeds  under the
                                        North  American  ABL  Facility  and the
                                        consummation of the Transaction, of not
                                        less than $20 million;

                                        (d) there shall not have  occurred  any
                                        event,    change,     development    or
                                        circumstance since December 31, 2005 in
                                        respect of Company and its subsidiaries
                                        or since  June 30,  2006 in  respect of
                                        Salton  and its  subsidiaries,  in each
                                        case,   which   has   had,   or   could
                                        reasonably   be  expected  to  have,  a
                                        material adverse effect on or change in
                                        (x) the financial condition,  business,
                                        results   of   operation,   management,
                                        general affairs,  assets or liabilities
                                        of  Company  and  its  subsidiaries  or
                                        Salton  and its  subsidiaries,  in each
                                        case,  taken  as a  whole  or  (y)  the
                                        Facility   or   the    Transaction   (a
                                        "MATERIAL ADVERSE  EFFECT");  PROVIDED,
                                        HOWEVER,  that in no event shall any of
                                        the following be deemed to constitute a
                                        Material  Adverse  Effect  under clause
                                        (x)  above:  any  event,  circumstance,
                                        change  or  effect  resulting  from  or
                                        relating  to (i) a  change  in  general
                                        political, economic or financial market
                                        conditions,  (ii) changes affecting the
                                        industries  generally  in which  Salton
                                        and its subsidiaries  conduct business,
                                        (iii)  seasonal   fluctuations  in  the
                                        business of Salton and its subsidiaries
                                        to  the  extent  materially  consistent
                                        with historical results,  (iv) any acts
                                        of  terrorism  or war,  (v)  compliance
                                        with the terms of, or the taking of any
                                        action  required  by,  the  Transaction
                                        Documents (as defined below),  (vi) the
                                        failure  to comply  with the  financial
                                        covenants  in the  senior  secured  and
                                        second lien credit agreements of Salton
                                        and its  subsidiaries;  PROVIDED,  that
                                        the    underlying    causes   of   such
                                        non-compliance  shall  not be  excluded
                                        from the  determination  of a  Material
                                        Adverse Effect;  PROVIDED FURTHER, that
                                        such indebtedness is repaid in full and
                                        terminated on the Closing Date,  except
                                        in the  case of each  of  clauses  (i),
                                        (ii) (iii) and (iv) to the extent  such
                                        event,  circumstance,  change or effect
                                        has had a  disproportionate  effect  on
                                        Salton and its subsidiaries as compared
                                        to other  persons  in the  industry  in
                                        which   Salton  and  its   subsidiaries
                                        conduct their business;

                                        (e) Agent shall be reasonably satisfied
                                        that  no  borrowing  limits  of  the UK
                                        Borrower  or any  of  its  subsidiaries
                                        shall be breached  and the  Transaction
                                        contemplated  herein  does not  violate
                                        any  financial   assistance   rules  or
                                        regulations of England and Wales or any
                                        other applicable jurisdiction;

                                        (f) the applicable Credit Parties shall
                                        have executed and delivered  definitive
                                        documentation   with   respect  to  the
                                        Facility (the "CREDIT  DOCUMENTATION"),
                                        that  is  prepared  by  counsel  to the
                                        Agent,  as  well  as all  documentation
                                        (including,   but   not   limited   to,
                                        evidence of insurance,  legal opinions,
                                        trade  debtors  servicing   agreements,
                                        solvency   certificates  and  officers'
                                        certificates)  required to be delivered
                                        pursuant  to the Credit  Documentation,
                                        in each case reasonably satisfactory in
                                        form and  substance  to the Agent;  and
                                        there  shall not exist,  on a pro forma
                                        basis  after   giving   effect  to  the
                                        Transaction  and  the  initial  funding
                                        under  the   Facility   and  the  North
                                        American  ABL  Facility,  a default  or
                                        event of default  under the Facility or
                                        any of the other Credit Documentation;

                                        (g) the applicable Credit Parties shall
                                        have executed and delivered  definitive
                                        documentation with respect to the North
                                        American   ABL   Facility    reasonably
                                        satisfactory  in form and  substance to
                                        the Agent,  and there  shall not exist,
                                        on  a  pro  forma  basis  after  giving
                                        effect  to  the   Transaction  and  the
                                        initial  funding under the Facility and
                                        the  North  American  ABL  Facility,  a
                                        default or event of default  thereunder
                                        or any document related thereto;

                                        (h)  the  corporate  structure  of  the
                                        Combined  Entity  and their  respective
                                        subsidiaries   is  as  set   forth   in
                                        Appendix A attached  hereto;  PROVIDED,
                                        however,  that  prior  to  the  Closing
                                        Date,  Salton will  transfer all of its
                                        assets  owned as of the date  hereof or
                                        thereafter  (including ownership of all
                                        of Salton's subsidiaries, but excluding
                                        assets   that  Agent   consents  to  as
                                        immaterial,  such  consent  not  to  be
                                        unreasonably  withheld)  to Newco,  and
                                        such transfer and  resulting  structure
                                        is in  form  and  substance  reasonably
                                        satisfactory   to  the  Agent  and  its
                                        counsel;

                                        (i) Agent shall have  received true and
                                        correct copies of all documents entered
                                        into in connection with the Merger, the
                                        acquisition  of Applica and any related
                                        transactions      (the     "TRANSACTION
                                        DOCUMENTS")  and  shall  be  reasonably
                                        satisfied  in form and  substance  with
                                        such  documents;  the  Merger  and  all
                                        other transactions  contemplated by the
                                        Transaction  Documents  shall have been
                                        consummated pursuant to the Transaction
                                        Documents; and all conditions precedent
                                        in the Transaction Documents shall have
                                        been  satisfied  or  waived  (with  the
                                        prior  written  consent  of the  Agent,
                                        such  consent  not  to be  unreasonably
                                        withheld);  it is understood and agreed
                                        that   the   Merger   Agreement   dated
                                        February  7,  2007 is  satisfactory  in
                                        form and substance to Agent;

                                        (j)  Agent,  for  the  benefit  of  the
                                        Lenders,   shall   have  been   granted
                                        perfected   first   priority   security
                                        interests (or perfected second priority
                                        security  interests,  as applicable) in
                                        all assets of the Credit Parties to the
                                        extent  described in  "Collateral"  and
                                        shall have received Uniform  Commercial
                                        Code,    tax   lien,   and   litigation
                                        searches,  UK  Companies  House  and HM
                                        Land   Registry   searches,    security
                                        documentation  and title  insurance and
                                        any  other   documentation   reasonably
                                        requested   by  the   Agent   (or   the
                                        equivalent     under    English    law)
                                        evidencing  the  existence or status of
                                        the Agent's  lien or  security,  all of
                                        which shall be reasonably  satisfactory
                                        in form and substance to Agent;

                                        (k) Agent shall have  received  (i) (a)
                                        the  audited  financial  statements  of
                                        Applica and its  subsidiaries,  for the
                                        fiscal  year ended  December  31,  2005
                                        (and,  if the Closing Date occurs on or
                                        after  March  30,  2007,  December  31,
                                        2006), consisting of balance sheets and
                                        the related consolidated  statements of
                                        income,  stockholders'  equity and cash
                                        flows for such fiscal year(s),  and (b)
                                        for the interim  period(s) from January
                                        1, 2006 to the Closing Date, internally
                                        prepared,      unaudited      financial
                                        statements    of   Applica    and   its
                                        subsidiaries,   consisting  of  balance
                                        sheets  and  the  related  consolidated
                                        statements  of  income,   stockholders'
                                        equity   and   cash   flows   for  each
                                        quarterly  period  completed  prior  to
                                        forty-five (45) days before the Closing
                                        Date  and  for  each   monthly   period
                                        completed  prior to  twenty  (20)  days
                                        prior to the Closing  Date, in the case
                                        of clauses  (a) and (b),  certified  by
                                        the chief financial  officer of Applica
                                        that  they  fairly   present,   in  all
                                        material   respects,    the   financial
                                        condition    of    Applica    and   its
                                        subsidiaries  as at the dates indicated
                                        and the results of their operations and
                                        their  cash   flows  for  the   periods
                                        indicated,  subject, if applicable,  to
                                        changes resulting from audit and normal
                                        year end  adjustments  and (ii) (a) the
                                        audited financial  statements of Salton
                                        and its  subsidiaries,  for the  fiscal
                                        year ended June 30, 2006,  (and, if the
                                        Closing   Date   occurs   on  or  after
                                        September  30,  2007,  June 30,  2007),
                                        consisting  of  balance  sheets and the
                                        related   consolidated   statements  of
                                        income,  stockholders'  equity and cash
                                        flows for such fiscal year(s),  and (b)
                                        for the interim period(s) from June 30,
                                        2006 to the  Closing  Date,  internally
                                        prepared,      unaudited      financial
                                        statements    of    Salton    and   its
                                        subsidiaries,   consisting  of  balance
                                        sheets  and  the  related  consolidated
                                        statements  of  income,   stockholders'
                                        equity   and   cash   flows   for  each
                                        quarterly  period  completed  prior  to
                                        forty-five (45) days before the Closing
                                        Date  and  for  each   monthly   period
                                        completed  prior to  twenty  (20)  days
                                        prior to the Closing  Date, in the case
                                        of clauses  (a) and (b),  certified  by
                                        the chief  financial  officer of Salton
                                        that  they  fairly   present,   in  all
                                        material   respects,    the   financial
                                        condition    of    Salton    and    its
                                        subsidiaries  as at the dates indicated
                                        and the results of their operations and
                                        their  cash   flows  for  the   periods
                                        indicated,  subject, if applicable,  to
                                        changes resulting from audit and normal
                                        year end adjustments;

                                        (l)  Agent  shall  have   received  the
                                        consolidated    projections    of   the
                                        Combined  Entity  and its  subsidiaries
                                        (together with breakdowns of Salton and
                                        its pre-Merger subsidiaries and Company
                                        and its pre-Merger  subsidiaries  on an
                                        individual  basis  and the U.S.  Credit
                                        Parties  and  the  UK  Credit   Parties
                                        located   in  the   UK,   each   on  an
                                        individual  basis) for the period  from
                                        the Closing Date through and  including
                                        fiscal  year  2013,  including  monthly
                                        projections  for  each  month  from the
                                        Closing Date through June 2008;

                                        (m)  Agent  shall  have   received  all
                                        collateral-related          information
                                        reasonably requested by Agent;

                                        (n)  Sponsor  shall have  purchased  at
                                        least  $100  million  of new  preferred
                                        stock  of   Salton  by   rolling   over
                                        indebtedness  (comprised  of principal,
                                        accrued   interest   and  any  premiums
                                        thereon)  of Salton  held by Sponsor in
                                        the  aggregate  amount of at least $100
                                        million  as of  the  date  hereof  (the
                                        "SPONSOR  SALTON  DEBT") and shall have
                                        contributed common equity (the terms of
                                        each of which shall be  satisfactory in
                                        form and  substance  to  Agent)  to the
                                        Combined   Entity,   and  the  proceeds
                                        therefrom,   together  with  borrowings
                                        made on the  Closing  Date  pursuant to
                                        the Facility and the North American ABL
                                        Facility,   shall  be   sufficient   to
                                        consummate  the  Transaction,  pay  all
                                        related  fees and expenses and fund all
                                        cash needs under clause (p) below;

                                        (o)  Agent  shall  have   received  (i)
                                        copies  of  each   organizational   and
                                        constitutional  document of each Credit
                                        Party,  as  applicable,   and,  to  the
                                        extent  applicable,  certified  as of a
                                        recent   date   by   the    appropriate
                                        governmental  official,  each dated the
                                        Closing  Date or a  recent  date  prior
                                        thereto;  (ii) signature and incumbency
                                        certificates  of the  officers  of such
                                        person     executing     the     Credit
                                        Documentation  to  which it is a party;
                                        (iii)   resolutions  of  the  board  of
                                        directors or similar  governing body of
                                        each   Credit   Party   approving   and
                                        authorizing the execution, delivery and
                                        performance of the Credit Documentation
                                        and the Transaction  Documents to which
                                        it is a  party  or by  which  it or its
                                        assets  may be bound as of the  Closing
                                        Date,  certified as of the Closing Date
                                        by  its   secretary   or  an  assistant
                                        secretary  as being in full  force  and
                                        effect    without    modification    or
                                        amendment;  and  (iv) a  good  standing
                                        certificate  or  in  relation  to  a UK
                                        Credit   Party   a    certificate    of
                                        incorporation   from   the   applicable
                                        governmental  authority  of each Credit
                                        Party's  jurisdiction of incorporation,
                                        organization  or formation  and in each
                                        jurisdiction  in which it is  qualified
                                        as  a  foreign   corporation  or  other
                                        entity  to do  business,  each  dated a
                                        recent date prior to the Closing Date;

                                        (p)   Concurrently   with  the  initial
                                        funding    of   the    Facility,    all
                                        pre-existing  indebtedness  (other than
                                        the Sponsor  Salton Debt) and preferred
                                        stock of the  Combined  Entity  and its
                                        subsidiaries  shall have been repaid or
                                        repurchased  in full (or,  with respect
                                        to   certain    preferred   stock   and
                                        unsecured  senior   subordinated  notes
                                        acceptable  to the Agent,  arrangements
                                        therefor  shall  have  been  made to do
                                        so), all commitments thereto shall have
                                        been  terminated,   and  all  liens  or
                                        security   interests   related  thereto
                                        shall have been terminated or released,
                                        in all  cases on terms  and in form and
                                        substance  reasonably  satisfactory  to
                                        the Agent;

                                        (q)  All  costs,   fees  and   expenses
                                        (including,  without limitation,  legal
                                        fees and expenses,  title  premiums and
                                        recording  taxes  and  fees)  and other
                                        compensation    contemplated   by   the
                                        Commitment  Letter and the Interest and
                                        Fee Letter  shall have been paid to the
                                        extent due, Company shall have complied
                                        in all  material  respects  with all of
                                        its   other   obligations   under   the
                                        Commitment  Letter and the Interest and
                                        Fee  Letter  and  Sponsor   shall  have
                                        complied in all material  respects with
                                        all  of  its   obligations   under  the
                                        Sponsor Letter;

                                        (r)    All    material    governmental,
                                        shareholder and  third-party  approvals
                                        and consents  necessary  in  connection
                                        with the  transactions  contemplated by
                                        the Commitment Letter and the financing
                                        thereof  and   otherwise   referred  to
                                        herein  shall  have been  received  and
                                        shall be in full force and effect,  and
                                        all  applicable  waiting  periods shall
                                        have  expired  without any action being
                                        taken by any applicable authority;

                                        (s) There  shall not exist any  action,
                                        suit,   investigation,   litigation  or
                                        proceeding pending or threatened in any
                                        court  or  before  any   arbitrator  or
                                        governmental  authority  that,  in  the
                                        reasonable   opinion   of  the   Agent,
                                        materially and adversely affects any of
                                        the  transactions  contemplated  by the
                                        Commitment  Letter  and  the  financing
                                        thereof,   or   that   has   or   could
                                        reasonably   be   expected  to  have  a
                                        material adverse effect on the Combined
                                        Entity and its subsidiaries  taken as a
                                        whole   or  any  of  the   transactions
                                        contemplated  by the Commitment  Letter
                                        and the financing thereof;

                                        (t) All intercompany indebtedness shall
                                        be  subordinated  pursuant to terms and
                                        subject to documentation in form, scope
                                        and substance  reasonably  satisfactory
                                        to the Agent;

                                        (u) Agent  shall have  received  and be
                                        reasonably satisfied with the valuation
                                        of  capital   stock  and  other  equity
                                        interests of the UK Borrower and the UK
                                        Guarantors;

                                        (v) Agent and the agent under the North
                                        American   ABL   Facility   shall  have
                                        entered into an intercreditor agreement
                                        in form, scope and substance reasonably
                                        satisfactory  to Agent and  drafted  by
                                        counsel to the Agent;

                                        (w) The  Combined  Entities  shall  not
                                        have  greater  than  $325.0  million of
                                        total indebtedness on a pro forma basis
                                        for the  Transaction  (or  such  lesser
                                        amount as would  satisfy  the cash uses
                                        of funds related to the consummation of
                                        the Merger and related refinancings and
                                        financings);

                                        (x) Salton shall have appointed a Chief
                                        Integration  Officer and, no later than
                                        the  three-month   anniversary  of  the
                                        Closing   Date,   Salton   shall   have
                                        appointed a Chief Executive Officer, in
                                        each case,  reasonably  satisfactory to
                                        the Agent; and

                                        (y) The  Combined  Entities  shall  not
                                        have  sold any  assets  after  the date
                                        hereof  other than  Mexican real estate
                                        assets currently owned by Salton.

      ON-GOING CONDITIONS               The making of each  extension of credit
                                        shall be subject to the satisfaction or
                                        written   waiver   of   the   following
                                        conditions:  (i)  the  accuracy  of all
                                        representations  and  warranties in the
                                        Credit    Documentation     (including,
                                        without  limitation,  material  adverse
                                        change  (which  will be  defined in the
                                        Credit  Documentation)  and  litigation
                                        representations)    in   all   material
                                        respects  (to the extent not  otherwise
                                        qualified  by  materiality)  other than
                                        those which  specifically  relate to an
                                        earlier  date and (ii)  there  being no
                                        default   or   event  of   default   in
                                        existence  at the  time  of,  or  after
                                        giving  effect to the making  of,  such
                                        extension of credit.

VIII. CERTAIN DOCUMENTATION MATTERS     The Credit  Documentation shall contain
                                        representations,            warranties,
                                        affirmative and negative covenants, and
                                        events  of  default   relating  to  the
                                        Credit  Parties and their  subsidiaries
                                        consistent  with this  summary of terms
                                        and    conditions   and   other   terms
                                        reasonably  deemed  appropriate  by the
                                        Agent   (subject  to   exceptions   and
                                        carve-outs    to   be   agreed   upon),
                                        including, without limitation:

      KEY OFFICER PROVISION             Commencing on and after the three month
                                        anniversary of the Closing Date, Salton
                                        shall   continue   to  employ  a  Chief
                                        Executive  Officer and,  commencing  on
                                        and  after  the  Closing  Date,  Salton
                                        shall   continue   to  employ  a  Chief
                                        Integration   Officer,  in  each  case,
                                        reasonably satisfactory to Agent.

      SALTON AS HOLDCO Usual and customary affirmative and negative covenants regarding Salton being and remaining a holding company, the sole asset of which is the ownership of all of the equity interests of Newco.

      FINANCIAL COVENANTS               With  respect  to  the  U.S.  Facility,
                                        financial covenants that consist of (i)
                                        minimum  EBITDA,  (ii) a minimum  fixed
                                        charge   coverage  ratio  and  (iii)  a
                                        maximum leverage ratio.

                                        With   respect  to  the  UK   Facility,
                                        financial covenants that consist of (i)
                                        minimum  EBITDA,  (ii) a minimum  fixed
                                        charge   coverage  ratio  and  (iii)  a
                                        maximum leverage ratio.

      ASSIGNMENTS AND PARTICIPATIONS    Each  Lender   shall  be  permitted  to
                                        assign  or  transfer   its  rights  and
                                        obligations under the Facility,  or any
                                        part  thereof,  to any person or entity
                                        without   the  consent  of  the  Credit
                                        Parties. Each Lender shall be permitted
                                        to grant  participations in such rights
                                        and  obligations,  or any part thereof,
                                        to any  person  or entity  without  the
                                        consent of the Credit Parties,  subject
                                        to  customary   limitations  on  voting
                                        rights.  Pledges of Loans in accordance
                                        with  applicable law shall be permitted
                                        without  restriction.  Promissory notes
                                        shall be issued under the Facility only
                                        upon request.

      EXPENSES AND INDEMNIFICATION      The  Combined  Entity shall pay (i) all
                                        reasonable   expenses   of  the   Agent
                                        associated  with the syndication of the
                                        Facility    and    the     preparation,
                                        negotiation,  execution and delivery of
                                        the   Credit   Documentation   and  any
                                        amendment   or  waiver   with   respect
                                        thereto   (including,   the  reasonable
                                        fees,  disbursements  and other charges
                                        of   counsel),   (ii)  all   reasonable
                                        out-of-pocket  expenses  of having  the
                                        Loans  shadow  rated  by  one  or  more
                                        rating agencies, and (iii) all expenses
                                        of the Agent and the Lenders (including
                                        the  fees,   disbursements   and  other
                                        charges of counsel) in connection  with
                                        the    enforcement    of   the   Credit
                                        Documentation.

                                        The Agent and the  Lenders  (and  their
                                        affiliates    and   their    respective
                                        officers,     directors,     employees,
                                        advisors    and    agents)    will   be
                                        indemnified and held harmless  against,
                                        any loss,  liability,  cost or  expense
                                        incurred  in respect  of the  financing
                                        contemplated  hereby  or the use or the
                                        proposed   use  of   proceeds   thereof
                                        (except  to the extent  resulting  from
                                        the  bad  faith,  gross  negligence  or
                                        willful  misconduct of the  indemnified
                                        party).

                                        The Credit  Documentation  will contain
                                        customary  increased cost,  withholding
                                        tax,   capital   adequacy   and   yield
                                        protection  provisions.

      GOVERNING  LAW AND FORUM          State of New York.

                          SILVER POINT FINANCE, L.L.C.
                        TWO GREENWICH PLAZA, FIRST FLOOR
                              GREENWICH, CT 06830

May 4, 2007

APN Holding Company
c/o Harbinger Capital Partners Master Fund I, Ltd.
c/o Harbinger Capital Partners Special Situations Fund, L.P.
555 Madison Avenue, 16th Floor
New York, New York 10022

Attention: Mr. David Maura

Re:   APN Holding Company et al. Credit Facilities Commitment Letter Amendment


Ladies and Gentlemen:

Reference is made to the Commitment Letter dated March 23, 2007 (the "COMMITMENT LETTER"), addressed to APN Holding Company ("COMPANY") from Silver Point Finance, L.L.C. ("SILVER POINT") and accepted by the Company. All defined terms used herein and not otherwise defined shall have the meaning given to them in the Commitment Letter.

In accordance with our recent discussions, Silver Point understands that the Company has agreed to sell the Belson brand and its related assets and operations for cash proceeds of at least $36.5 million ("PROCEEDS"). Silver Point is willing to amend the Commitment Letter and Interest and Fee Letter as follows:

         1. The Proceeds are paid to the Company and will not be distributed or paid to any equity holders of the Company.

         2. Attachment A to the Commitment Letter, Section VII. CERTAIN CONDITIONS, Initial Conditions (y) is hereby amended to read:

                  "The Combined Entities shall not have sold any assets after the date hereof other than Mexican real estate assets currently owned by Salton and the Belson brand and its related capital, operating and working capital assets currently owned by Applica and all liabilities related thereto; PROVIDED, that, such sale shall result in cash proceeds of at least $36.5 million and such proceeds shall be retained by the Company (including by way of Applica not paying any dividends from the date of the Commitment Letter to the Closing Date); PROVIDED, FURTHER, that, the cash proceeds of such sale may be used to pay the revolver loan under the Second Amended and Restated Credit Agreement, dated as of December 23, 2005, among

                  Applica,   Bank  of  America,   N.A.,   as   collateral   and
                  administrative agent, and the other parties thereto."

          3. Attachment A to the Commitment Letter, Section VIII. CERTAIN DOCUMENTATION MATTERS, FINANCIAL COVENANTS is hereby amendment to include as an additional last paragraph:

                  "With respect to both the UK Facility and the U.S. Facility, the consolidated maximum leverage to actual EBITDA ratio shall be no greater than 3.8 to 1 for the fiscal year ending in June 2008 and 2.2 to 1 for the fiscal year ending in June 2009; PROVIDED, that, all other financial covenants will be determined based upon the levels of indebtedness, actual EBITDA and fixed charges in the financial projections provided to Silver Point prior to the execution of the Commitment Letter."

         4. The Early Termination Fees set forth in Annex A to the Interest and Fee Letter is amended to read:

                  "With respect to the U.S. Facility, prepayments and commitment reductions shall be subject to an early termination fee equal to (i) a make-whole amount in the first twenty months following the closing date, (ii) 5.0% in month twenty-one through and including month thirty-two following the Closing Date, (iii) 3.0% in month thirty-three through and including month forty-four following the Closing Date, and (iv) $0 at any time thereafter. With respect to the UK Facility, prepayments and commitment reductions shall be subject to an early termination fee equal to (i) a make-whole amount in the first twenty months following the closing date,
                  (ii) 5.0% in month twenty-one through and including month thirty-two following the Closing Date, (iii) 3.0% in month thirty-three through and including month forty-four following the Closing Date, and (iv) $0 at any time thereafter."

Except as expressly supplemented and modified hereby, all provisions of the Commitment Letter and the Interest and Fee Letter shall remain in full force and effect. On an after each parties' execution of this letter, this letter and the Commitment Letter shall be construed as single instrument.

Please evidence your acceptance of the terms of this letter by signing this letter in the space provided below and returning it to the undersigned.

This letter shall be governed by, and construed in accordance with, the law of the State of New York.

                            [signature page follows]

                                             Very truly yours,

                                             SILVER POINT FINANCE, L.L.C.


                                             By:   /s/ Richard Petrilli
                                                   ------------------------
                                             Name:  Richard Petrilli
                                                   ------------------------
                                             Title: Authorized Signatory
                                                   ------------------------




                [SIGNATURE PAGE TO COMMITMENT LETTER AMENDMENT]

ACCEPTED AND AGREED TO
as of May 4, 2007

APN HOLDING COMPANY


By:    /s/ Michael D. Luce
       -------------------------------------
Name:  Michael D. Luce
       -------------------------------------
Title: President and Chief Operating Officer
       -------------------------------------





                 [SIGNATURE PAGE TO COMMITMENT LETTER AMENDMENT]

                          SILVER POINT FINANCE, L.L.C.
                        TWO GREENWICH PLAZA, FIRST FLOOR
                               GREENWICH, CT 06830

June 8, 2007

APN Holding Company
c/o Harbinger Capital Partners Master Fund I, Ltd.
c/o Harbinger Capital Partners Special Situations Fund, L.P.
555 Madison Avenue, 16th Floor
New York, New York 10022

Attention: Mr. David Maura

Re:    APN Holding Company et al. Credit Facilities Commitment Letter Amendment


Ladies and Gentlemen:

Reference is made to the Commitment Letter dated March 23, 2007 as amended by the amendment to the Commitment Letter dated May 4, 2007, addressed to APN Holding Company ("COMPANY") from Silver Point Finance, L.L.C. ("SILVER POINT") and accepted by the Company (the "COMMITMENT LETTER"). All defined terms used herein and not otherwise defined shall have the meaning given to them in the Commitment Letter.

The Company has requested that the Commitment Letter be amended as set forth below and Silver Point is willing to so amend the Commitment Letter. The Company expressly acknowledges that the sale of the properties described in clauses (ii) and (iii) below may affect the principal amount of the UK Property Term Loan (as defined in the Commitment Letter).

Attachment A to the Commitment Letter, Section VII. CERTAIN CONDITIONS, Initial Conditions (y) is hereby amended to read:

               "The Combined Entities shall not have sold any assets after the date hereof other than (i) Mexican real estate assets currently owned by Salton, (ii) the real estate assets located in Wombourne, Wolverhampton; UK; PROVIDED, THAT such sale results in cash proceeds of at least 1,150,000 GBP and such proceeds are used to immediately repay a portion of the outstanding term loans under the Amended and Restated Facility Agreement among Salton Holdings Limited, Salton Europe Limited and certain of their affiliate and Burdale Financial Limited dated as of October 10, 2006 ("Burdale Term Loans"), (iii) the real estate assets located in

               Failsworth, UK; PROVIDED THAT such such sale results in cash proceeds of at least 163,000 GBP and are used immediately to repay the Burdale Term Loans and (iv) the Belson brand and its related capital, operating and working capital assets currently owned by Applica and all liabilities related thereto; PROVIDED THAT, such sale results in cash proceeds of at least $36.5 million and such proceeds are retained by the Company (including by way of Applica not paying any dividends from the date of the Commitment Letter to the Closing
               Date) or are used to pay the revolver loan under the Second Amended and Restated Credit Agreement, dated as of December 23, 2005, among Applica, Bank of America, N.A., as collateral and administrative agent, and the other parties thereto; and "

Except as expressly supplemented and modified hereby, all provisions of the Commitment Letter and the Interest and Fee Letter shall remain in full force and effect. On an after each parties' execution of this letter, this letter and the Commitment Letter shall be construed as single instrument.

Please evidence your acceptance of the terms of this letter by signing this letter in the space provided below and returning it to the undersigned.

This letter shall be governed by, and construed in accordance with, the law of the State of New York.

                            [signature page follows]

                                                Very truly yours,

                                                SILVER POINT FINANCE, L.L.C.


                                                By: /s/ Michael A. Gatto
                                                    ------------------------
                                                Name: Michael A. Gatto

                                                Title: Authorized Signatory

ACCEPTED AND AGREED TO
as of June 8, 2007

APN HOLDING COMPANY


By:/s/ Philip A. Falcone
   ---------------------
Name: Philip A. Falcone

Title: Vice President and Senior Managing Director



                 [SIGNATURE PAGE TO COMMITMENT LETTER AMENDMENT]